UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2011

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of First United Corporation (the “Corporation”) held on May 12, 2011, the shareholders voted on:  (i) the election of four director nominees (Proposal 1); (ii) the ratification of the appointment of ParenteBeard, LLC as the Corporation’s independent registered public accounting firm for fiscal year 2011 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the Corporation’s executive compensation program and policies (Proposal 3).  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

Proposal 1 – to elect four individuals to serve as Class I Directors until the 2014 Annual Meeting of Shareholders:

	For	Withheld	Abstain	Broker Non-Votes
David J. Beachy	2,369,260	834,339	--	1,355,540
Paul Cox, Jr.	2,367,756	835,843	--	1,355,540
William B. Grant	2,350,864	852,735	--	1,355,540
John W. McCullough	2,684,914	518,685	--	1,355,540

Proposal 2 – to ratify the appointment of ParenteBeard, LLC as the Corporation’s independent registered public accounting firm for fiscal year 2011:

For	Against	Abstain	Broker Non-Votes
4,247,080	236,613	75,446	--

Proposal 3 – to adopt a non-binding advisory resolution approving the Corporation’s executive compensation program and policies:

For	Against	Abstain	Broker Non-Votes
2,058,789	1,028,198	116,612	1,355,540

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 16, 2011	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Executive Vice President and
Chief Financial Officer